EXHIBIT 99.1


I, Raymond J. Skiptunis, Chief Executive Officer of Power Efficiency Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

   1. the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

   2. the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 25, 2003

      BY:  /s/ Raymond J. Skiptunis
           -------------------------
           Raymond. J. Skiptunis
           Chief Executive Officer

I, Raymond J. Skiptunis, Chief Financial Officer of Power Efficiency Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

   3. the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

   4. the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 25, 2003

      BY: /s/ Raymond J. Skiptunis
          -------------------------
          Raymond. J. Skiptunis
          Chief Financial Officer